EXHIBIT 24.1

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes GEORGE H. MACLEAN his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 of U.S. Industries, Inc. with respect to:

     the USI RETIREMENT SAVINGS & INVESTMENT PLAN,

     the USI CORPORATE OFFICE RETIREMENT SAVINGS & INVESTMENT
     PLAN,

     THE HURON RETIREMENT SAVINGS & INVESTMENT PLAN FOR EMPLOYEES
     REPRESENTED BY UAW LOCAL 213,

     THE AMES GROUP RETIREMENT SAVINGS & INVESTMENT PLAN FOR
     EMPLOYEES REPRESENTED BY USAW LOCAL 7958,

     the O. AMES CO. RETIREMENT SAVINGS PLAN,

     the ZURN RETIREMENT SAVINGS PLAN and the

     ELJER TAX REDUCTION INVESTMENT PLAN

and to sign and file any other documents in connection therewith, including amendments thereto, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 11th day of June 1998.




 /s/ David H. Clarke                     /s/ John G. Raos
      David H. Clarke                         John G. Raos



 /s/ Frank R. Reilly                     /s/ Brian C. Beazer
  Frank R. Reilly                       Brian C. Beazer



 /s/ John J. McAtee, Jr.                 /s/ The Hon. Charles H.
Price II John J. McAtee, Jr.                     The Hon. Charles
H. Price II



 /s/ Harry Solomon                       /s/ Royall Victor III
    Sir Harry Solomon                       Royall Victor III




 /s/ Mark Vorder Bruegge                 /s/ Robert R. Womack
Mark Vorder Bruegge                     Robert R. Womack



 /s/ William E. Butler                   /s/ James O'Leary
William E. Butler                       James O'Leary